Exhibit 31.2

                            FORM 10-QSB CERTIFICATION

         I, Leslie J. Handler, certify that:

         1. I have reviewed this quarterly report on Form 10-QSB of Encompass Holdings, Inc. for the quarter ending December 31, 2005;

         2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Encompass Holdings, Inc. as of, and for, the periods presented in this report;

         4. I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and have:

         a. Designed such disclosure controls and procedures to ensure that material information relating to Encompass Holdings, Inc., including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

         b. Disclosed in this report any change in Encompass Holdings, Inc.'s internal controls over financial reporting that occurred during Encompass Holdings, Inc.'s most recent fiscal quarter that has materially affected or is reasonably likely to materially affect, Encompass Holdings, Inc.'s internal control over financial reporting.


February 14, 2006                ENCOMPASS HOLDINGS, INC.

                                 By: /s/ LESLIE J. HANDLER
                                 --------------------------
                                 Leslie J. Handler, President and
                                 Acting Chief Financial Officer